EXHIBIT 10.02


                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT, effective as of the 1st day of January, 2003, by and between ASPEN EXPLORATION CORPORATION, a public Delaware corporation, Suite 208, 2050 S. Oneida Street, Denver, CO 80224, (303) 639-9860 ("ASPEN"), and
ROBERT A. COHAN, 14617 Harvest Crest Avenue, Bakersfield, CA 93312, (661) 588-1539 ("COHAN"), sometimes collectively referred to as the "Parties."

                                   WITNESSETH

     WHEREAS, ASPEN has employed COHAN pursuant to an employment agreement dated the 16th day of April, 1998 which agreement has expired; and

     WHEREAS, ASPEN wishes to continue to employ COHAN in the capacity of President - West Coast Division, and COHAN wishes to continue to serve ASPEN in such capacity, with the possibility understood by each of ASPEN and COHAN that ASPEN may ask COHAN to serve as President pursuant to the terms of this Agreement should the current President accept a different position within the Company.

     NOW, THEREFORE, in consideration of the conditions and covenants set forth, it is agreed as follows:

1. TERM OF EMPLOYMENT: The current Employment Agreement, dated the 16th day of April, 1998, is hereby terminated to the extent that there are any obligations remaining due by either party thereunder. COHAN and ASPEN hereby agree that COHAN shall be employed by ASPEN for a period of three years commencing January 1, 2003 and ending December 31, 2005, in accordance with the terms of this Agreement. Thereafter, COHAN's employment shall continue on a year-to-year basis unless COHAN or the Company gives notice to the other of an intention not to renew this Agreement on such terms.

2.   DUTIES:

     (a) COHAN shall continue to be employed with the title of President - West Coast Division, and shall be subject to the general direction and control of the President of ASPEN. Should the Board of Directors of ASPEN appoint COHAN President of ASPEN, and should COHAN accept such position, his activities shall thereafter be subject to the general direction and control of the Board of Directors.

     (b) COHAN shall have such authority and responsibilities as are customarily performed by a person holding such positions, and consistent with the authority and responsibility heretofore held by COHAN. COHAN shall devote substantially full time, attention and energies to the business of ASPEN. COHAN shall not engage in any business or render services to others who directly or indirectly compete in direct or indirect competition with the oil and gas business of

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ASPEN. This provision shall not preclude COHAN from making investments in any entity or continuing to maintain COHAN's existing investments in certain oil and gas properties as in the past. In addition, COHAN may make other passive investments in oil and gas opportunities only after having first offered such investment opportunity to ASPEN and thereafter only if ASPEN states to COHAN in writing that COHAN may participate in such opportunity.

3.    COMPENSATION:


     (a) ASPEN shall pay COHAN a salary of $125,000 per year through April 15, 2003, at which time his salary will increase to $135,000 through April 15, 2004, and then to $145,000 for the remaining term of this Agreement, subject to such further salary increases and bonuses as the Board of Directors may determine to be appropriate. ASPEN shall deduct and withhold such sums as are required by statute and applicable laws for Social Security, taxes and otherwise, to be deducted or withheld from compensation.

     (b) ASPEN shall provide COHAN the other benefits and expense reimbursement as described in Section 5, below.

4.   DUTIES:

     (a) COHAN's primary responsibilities will involve the coordination of all work required to drill or purchase oil and natural gas wells in the Sacramento and San Joaquin Basins of California, and to operate those wells on behalf of ASPEN to the extent ASPEN is the operator of such wells. Cohan will, among other things, review numerous prospects in an effort to select and obtain quality deals, lease acquisition, seismic acquisition, package preparation, fund raising, permitting, AFE preparation, and oversee drilling, completion, production, and marketing of oil & gas wells. COHAN will utilize various consultants and subcontractors to assist in this work as needed. In addition to the above described duties, COHAN may also be required to review and evaluate prospects owned by ASPEN, or submitted by third parties to ASPEN in states other than California.

     (b) COHAN will perform these duties in the manner that he has performed these duties in the past, basing his operations out of the office that ASPEN has provided to him in Bakersfield, California, for which ASPEN pays rent and provides all utilities, office equipment (including furniture and computer equipment and accessories), and supplies reasonably necessary or appropriate for the conduct of ASPEN's business.

6.   BENEFITS AND EXPENSES:

     (a) While employed, ASPEN agrees to reimburse COHAN on his monthly expense report submitted to ASPEN for all expenses incurred in appropriate pursuit of business, including but not limited to, travel, meals, lodging, telephone and other communication costs, materials and aid required to perform duties.

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     (b) COHAN shall be entitled to participate in ASPEN's health, dental and life insurance plans, paid vacations, and any other benefits available to full time employees.

     (c) COHAN shall be entitled to four weeks paid vacation during each year of this Agreement. No more than one week may be carried forward to any subsequent year.

     (d) While employed, ASPEN agrees to reimburse COHAN on his monthly expense report submitted to ASPEN for all expenses associated with the use of ASPEN's four-wheel drive vehicle.

     (e) As a performance incentive, ASPEN will assign to COHAN an overriding royalty and other interests as available and as agreed to by the Parties in each project in which ASPEN becomes involved.

7.   TERMINATION:

     (a) Termination for Cause by Cohan. COHAN may terminate this Agreement and his employment hereunder for Cause (as hereinafter defined) at any time upon written notice, effective immediately.

     (i) When used in this Section 7(a), the term "Cause" shall mean any of the following events: (1) Any breach by ASPEN of its material obligations to COHAN as defined in this Agreement which remains uncured following 30 days' written notice to ASPEN specifying the breach; (2)Any material diminution of COHAN's responsibility and authority for and on behalf of ASPEN; (3) Should ASPEN not reappoint COHAN to the highest executive office that he holds at any time, or should the shareholders of ASPEN not reelect COHAN as a director at any meeting; (4) Any change of control of ASPEN, where the term "change of control" means any person not currently owning equity securities holding a vote equal to or greater than 15% of the votes that might be cast at a meeting of ASPEN's shareholders acquiring the right to cast votes at such meeting equal to or greater than 15%; (5) Any change in the Board of Directors of Aspen such that the combined vote of the existing directors of ASPEN is less than 75% of the members of the Board of Directors; and (6) Any merger, consolidation, or other business combination by which either ASPEN is not the surviving corporation, or as the surviving corporation ASPEN becomes a majority (or greater) owned subsidiary of another entity. COHAN may waive any of the foregoing by acting as an officer, director or shareholder of ASPEN to approve such event.

     (ii) Upon termination of this Agreement for "Cause" pursuant to this
     Section 7(a), ASPEN shall pay COHAN as its sole and exclusive liability hereunder, an amount equal to the greater of: (1) the amount due for the remaining term of this Agreement; or (2) six months of COHAN's then current monthly Base Salary. Payment shall be made within 30 days of such termination.

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     (b) Termination for Cause by Aspen. ASPEN may terminate this Agreement and
COHAN's employment for Cause (as hereinafter defined) at any time upon written notice, effective immediately.

     (i) When used in this Section 7(b), the term "Cause" shall mean (1) the continued failure by COHAN to substantially perform his duties for ASPEN in a reasonably professional manner, other than due to COHAN's Total and Permanent Disability (hereinafter defined) or death, for a period of 30 days after a written demand for substantial performance is delivered to COHAN by the Board of Directors or President of ASPEN, which demand identifies the manner in which the Board of Directors or President believes COHAN has not substantially performed his duties; (2) the unauthorized dissemination by COHAN of Confidential Information (as hereinafter defined) of ASPEN; (3) the breach by COHAN of any other material term or provision of this Agreement to be performed by COHAN which has not been cured within 30 days of receipt of written notice of such breach; or (4) any action by COHAN which causes ASPEN to be liable under any federal or state non-discrimination or equal employment opportunity law.

     (ii) Upon termination of COHAN's employment for Cause pursuant to this
     Section 7(b), ASPEN shall have no further obligation to pay any compensation to COHAN for periods after the effective date of the termination for Cause, except for Base Salary which accrued and was unpaid as of the termination date. In addition, the right to exercise any vested stock option shall terminate on the thirtieth (30th) day following the effective date of the termination of employment for Cause, notwithstanding any provision in any option agreement to the contrary.

     (c) Termination Upon Death or Total and Permanent Disability.

     (i) The employment of COHAN shall terminate upon (1) his death; or (2) ten business days after written notice by ASPEN of termination following COHAN's Total and Permanent Disability (as hereinafter defined).

     (ii) Upon termination by reason of death or during COHAN's Total and Permanent Disability, ASPEN shall pay COHAN as its sole and exclusive liability hereunder, an amount equal to the greater of: (1) the amount due for the remaining term of this Agreement; or (2) six months of COHAN's then current monthly Base Salary. The term "Total and Permanent Disability" means the incurrence of a Disability for a period (whether or not continuous) in excess of ninety (90) days, unless extended in writing by ASPEN. A Total and Permanent Disability shall be deemed to commence upon the expiration of such ninety (90) day period.

     (d) Termination by ASPEN Without Cause. ASPEN may terminate this Agreement and COHAN's employment without Cause prior to the expiration of the Term, in which case ASPEN shall pay COHAN as its sole and exclusive liability hereunder, an amount equal to the greater of: (i) the amount due for the remaining term of this Agreement; or (ii) nine months of COHAN's then current monthly Base Salary. Payment shall be made within five days of such termination.

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8. COMPANY PROPERTY: All records, designs, business plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by COHAN on behalf of ASPEN or its representatives, vendors or customers which pertain to the business of ASPEN shall be and remain the property of ASPEN, and shall be subject at all times to its discretion and control. Upon termination of his employment or upon the demand of ASPEN at any time, COHAN shall deliver the same to ASPEN within 24 hours of such termination or demand.


9. CONFIDENTIAL INFORMATION. ASPEN may disclose to COHAN (or COHAN may develop during his employment with ASPEN) certain Confidential Information (defined below). COHAN acknowledges and agrees that ASPEN has a reasonable, competitive business interest in the Confidential Information and the Confidential Information is the sole and exclusive property of ASPEN (or a third party providing such information to ASPEN) and that ASPEN or such third party owns all worldwide rights therein under patent, copyright, trade secret, confidential information, moral right or other property right. COHAN acknowledges that his obligations with regard to the Confidential Information shall remain in effect while COHAN is employed by ASPEN and for a period of one (1) year thereafter. "Confidential Information" shall mean any confidential or proprietary information possessed by ASPEN or any direct or indirect subsidiary of ASPEN or relating to the business of ASPEN, including, without limitation, any confidential "know-how," trade secrets, pricing policies, market studies, business plans and operational methods. Provided, however, that COHAN shall not be restricted from disclosing or using Confidential Information that COHAN establishes: (1) is or becomes generally available to the public other than as a result of an unauthorized disclosure; (2) becomes available to COHAN in a manner that is not in contravention of applicable law from a source that is not bound by a confidential relationship with ASPEN or by a confidentiality or other similar agreement; or (3) is required to be disclosed by law, court order or other legal process.

10.  GENERAL PROVISIONS:

     (a) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (b) If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, then such provision shall be enforced to the extent that it is not illegal, invalid, unenforceable or void, and the remainder of this Agreement, as well as such provision as applied to other persons, places or circumstances, shall remain in full force and effect.

     (c) With regard to any power, remedy or right provided in this Agreement or otherwise available to any party, no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party, no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence, and waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself.

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     (d) All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and shall be deemed to have duly given or delivered (i) when delivered personally;
(ii) sent by telephone facsimile transmission; or (iii) sent via a nationally recognized overnight courier to the recipient. Such notices, demands and other communications will be sent to the address indicated in the first paragraph hereof, or to such other address as any party may specify by notice given to the other party in accordance with this Section. The date of giving any such notice shall be (i) the date of hand delivery; (ii) the date sent by telephone facsimile if a business day or the first business day thereafter; or (iii) the business day after delivery to the overnight courier service.

     (e) This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado. Without limitation of the foregoing, COHAN and ASPEN specifically acknowledge that they do not intend the laws of the State of California to be applicable to this employment relationship.

     (f) This Agreement constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement and supersedes any prior agreement or understanding, whether written and oral, among the Parties or between any of them with respect to the subject matter of this Agreement. There are no representations, warranties, covenants, promises or undertakings, other than those expressly set forth or referred to herein.

     (g) This Agreement may be amended, modified or waived only by a written agreement signed by each of the Parties hereto.

     (h) This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and, if applicable, permitted assigns.

     (i) Each party intends that this Agreement shall not benefit or create any right or cause of action in any person other than the Parties or as specifically expressed in this Agreement.

     (j) This Agreement may be executed in one or more counterparts, each of which shall constitute an original but when taken together shall constitute but one instrument.

     (k) Each party to this Agreement shall bear all of its own expenses in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including without limitation all fees and expenses of its agents, representatives, counsel and accountants.

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     11. REMEDIES: In the event of any disagreement or dispute arising hereunder, the same shall be subject to Colorado law and be submitted to arbitration before the Judicial Arbiter Group, Inc., Denver, Colorado, in accordance with the rules of such group.

     IN WITNESS WHEREOF, the Board of Directors of ASPEN have approved this Agreement by resolutions dated January 1, 2003, and the Parties have executed this Agreement this 15th day of December, 2002, to be effective as of the date and year first above written.

ASPEN EXPLORATION CORPORATION



By:  /s/  R. V. Bailey
   -------------------------------
          R. V. Bailey, President
Date:     December 20, 2002



EMPLOYEE



By:  /s/  Robert A. Cohan
   -------------------------------
          Robert A. Cohan
Date:     December 15, 2002


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